SUB- ITEM 77Q1(e)



October 7, 2004

INVESCO Institutional (N.A.) Inc.
Attention:  Jeff Kupor
1360 Peachtree Street N.E.
Suite 100
Atlanta, GA 30309


RE: INVESCO Energy Fund, INVESCO Financial Services Fund, INVESCO Gold & Precious Metals Fund, INVESCO Health Sciences Fund, INVESCO Leisure Fund, INVESCO Technology Fund and INVESCO Utilities Fund, series portfolios of AIM Sector Funds


Reference is made to the Master Intergroup Sub-Advisory Contract for Mutual Funds entered into as of November 25, 2003 ("Agreement") between A I M Advisors, Inc. ("AIM Advisors") and INVESCO Institutional (N.A.), Inc. ("INVESCO Institutional"), relating to INVESCO Energy Fund, INVESCO Financial Services Fund, INVESCO Gold & Precious Metals Fund, INVESCO Health Sciences Fund, INVESCO Leisure Fund, INVESCO Technology Fund and INVESCO Utilities Fund, series portfolios of AIM Sector Funds.

The Board of Trustees of AIM Sector Funds has approved the termination of the Agreement effective September 30, 2004, with respect to INVESCO Energy Fund, INVESCO Financial Services Fund, INVESCO Gold & Precious Metals Fund, INVESCO Health Sciences Fund, INVESCO Leisure Fund, INVESCO Technology Fund and INVESCO Utilities Fund. Section 8(c) of the Agreement requires AIM Advisors to give INVESCO Institutional 60-days written notice of its termination of the Agreement.

In consideration of the mutual covenants and undertakings of the Parties hereto, the Parties agree that this Notice letter (the "Notice") satisfies the notice requirements of Section 8(c) of the Agreement and upon executing this Notice, INVESCO Institutional hereby agrees to waive the 60-day notice to which it is entitled under the agreement.

Kindly evidence your acknowledgement of and agreement with the foregoing by signing and returning to me a copy of this letter.

Yours truly,




A I M ADVISORS, INC.



By:  /s/ Mark H. Williamson
     ----------------------
Name:  Mark H. Williamson
Title: President


Agreed to and acknowledged this _31st___ day of October, 2004.


INVESCO INSTITUTIONAL (N.A.) INC.



By:  /s/ Jeff Kupor
     ----------------------
Name:    ____________________
Title:   ____________________